Exhibit 99.1

FOR IMMEDIATE RELEASE

3PAR U.S. Contact
Adriel Lares
Vice President of Finance and
Chief Financial Officer
(510) 413-5999

3PAR Reports Financial Results for Second Quarter of Fiscal 2010

Fremont, CA, October 29, 2009—3PAR® (NYSE: PAR), the leading global provider of utility storage, today reported results for the second quarter of fiscal year 2010, which ended September 30 th, 2009. Revenue for the second quarter was $46.1 million, an increase of 2% compared to revenue of $45.1 million for the same period a year ago and 4% compared to $44.5 million in the prior quarter, which ended June 30th, 2009.

For the second quarter of fiscal 2010, GAAP net loss was $758,000, or ($0.01) per share, compared to $1.2 million, or ($0.02) per share, for the same period in the prior year. Non-GAAP net income, which excludes the impact of stock-based compensation expense, for the second quarter of fiscal 2010 was $1.6 million, or $0.03 per share, compared to $520,000, or $0.01 per share, for the same period in the prior year.

“We were pleased to deliver strong results in the September quarter,” said David Scott, President and Chief Executive Officer, “and our recent announcements of significant, ongoing innovation in the areas of utilization efficiency and high availability position us well should economic demand continue to pick up over the next few quarters.”

Additional Second Quarter Fiscal 2010 Financial Information

3PAR reports operating income (loss), net income (loss), and earnings (loss) per share (EPS) on a GAAP and on a non-GAAP basis, which excludes the impact of stock-based compensation expense. The non-GAAP measures are described in greater detail below and are reconciled to the corresponding GAAP measures in the accompanying financial tables.

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GAAP operating loss for the second quarter of fiscal 2010 was $667,000, or 1% of revenue compared to $2.1 million in the first quarter of fiscal 2010, or 5% of revenue. Non-GAAP operating income in the second quarter of fiscal 2010 was $1.7 million, or 4% of revenue, compared to a Non-GAAP operating loss of $248,000, or 1% of revenue, in the first quarter of fiscal 2010. GAAP net loss for the second quarter of fiscal 2010 was $758,000 compared to $1.8 million in the first quarter of fiscal 2010. Non-GAAP net income in the second quarter of fiscal 2010 was $1.6 million, compared to $41,000 in the first quarter of fiscal 2010.

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GAAP EPS for the second quarter of fiscal 2010 was ($0.01) on 61.7 million shares outstanding, compared to ($0.03) in the first quarter of fiscal 2010 on 61.3 million shares outstanding. Non-GAAP EPS in the second quarter of fiscal 2010 was $0.03 on 64.1 million diluted shares outstanding compared to $0.00 on 63.7 million diluted shares outstanding in the first quarter of fiscal 2010.

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Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS are computed net of stock-based compensation. In the second quarter of fiscal 2010 the charges related to stock-based compensation were $2.4 million compared to $1.8 million in the first quarter of 2010.

Reconciliations of Non-GAAP measures to GAAP operating income (loss), net income (loss), and EPS are included at the end of this release.

Webcast and Conference Call Information

3PAR will host a conference call for analysts and investors to discuss its fiscal 2010 second quarter results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To access the conference call by phone within the US, please dial 1-866-783-2146 and use passcode 55683493. International participants can dial 857-350-1605 and use passcode 55683493 to access the conference call.

A live webcast of the conference call will also be accessible from the “Investors” section of 3PAR’s Website at www.3PAR.com. Following the webcast, an archived version will be available on the website for seven days. To hear the replay, parties in the United States and Canada should call 1-888-286-8010 and enter passcode 52105216. International parties can access the replay at 617-801-6888 by entering passcode 52105216.

About 3PAR

3PAR® (NYSE: PAR) is the leading global provider of utility storage, a category of highly virtualized and dynamically tiered storage arrays built for public and private cloud computing. Our virtualized storage platform was built from the ground up to be agile and efficient to address the limitations of traditional storage arrays for utility infrastructures. As a pioneer of thin provisioning and other storage virtualization technologies, we design our products to reduce power consumption to help companies meet their green computing initiatives and to cut storage total cost of ownership. 3PAR customers have used our self-managing, efficient, and adaptable utility storage systems to reduce administration time and provisioning complexity, to improve server and storage utilization, and to scale and adapt flexibly in response to continuous growth and changing business needs. For more information, visit the 3PAR Website at: www.3PAR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, our ability to maintain and control costs, the effectiveness of our business strategies, market share opportunities and reception of our value proposition as well as demand for and adoption of our storage solution in our customer markets. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties, including the potential for slower than expected growth of the utility storage market or in customer adoption of our storage solutions, particularly in light of substantial uncertainty about macroeconomic trends in the United States and globally and their potential impact on information technology spending; the impact of competitive conditions; as well as the risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended March 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as such reports are filed with the SEC. These reports are available on the SEC’s website at www.sec.gov, as well as on our investor relations website at ir.3PAR.com. Additional risks, uncertainties and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which will be filed with the SEC in November 2009.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating income, net income and EPS. 3PAR defines non-GAAP operating income and net income as operating loss and net loss plus stock-based compensation expenses. 3PAR defines non-GAAP EPS as non-GAAP net loss divided by the weighted average basic and diluted shares outstanding. 3PAR’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding 3PAR’s performance by excluding non-cash stock-based compensation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, 3PAR’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating 3PAR’s operating results (excluding the impact of these non-cash charges) over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income, net income and EPS versus operating income (loss), net income (loss) and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in 3PAR’s business. Second, stock-based awards are an important part of 3PAR’s employees’ compensation and impact their performance. Third, the components of the costs that 3PAR excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the “Investors” page of 3PAR’s Website at www.3PAR.com.

© 2009 3PAR Inc. All rights reserved. 3PAR, the 3PAR logo, Serving Information, InServ, InForm, InSpire, and Thin Built In are all trademarks or registered trademarks of 3PAR Inc. All other trademarks and registered trademarks are the property of their respective owners.

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3PAR Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2009	March 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$58,467	$47,621
Short-term investments	45,603	56,186
Accounts receivable, net	34,796	34,706
Inventory	25,991	26,650
Deferred cost	2,868	2,887
Prepaid and other current assets	3,365	2,500

Total current assets	171,090	170,550
Property and equipment, net	20,951	22,079
Other non-current assets	190	190

Total assets	$192,231	$192,819

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	9,389	9,303
Accrued liabilities	13,471	18,723
Deferred revenue	24,849	25,707
Accrued warranty	4,190	3,999

Total current liabilities	51,899	57,732
Accrued warranty, non-current	2,675	3,031
Deferred revenue, non-current	7,369	6,303
Other long-term liabilities	1,105	1,224

Total liabilities	63,048	68,290
Stockholders’ equity	129,183	124,529

Total liabilities and stockholders’ equity	$192,231	$192,819

3PAR Inc.

Condensed Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Product	$39,693	$41,427	$78,495	$81,351
Support	6,362	3,720	12,029	6,749

Total revenue	46,055	45,147	90,524	88,100
Cost of revenue:
Product	13,903	14,551	27,617	28,572
Support	1,897	1,157	3,627	2,163

Total cost of revenue (1)	15,800	15,708	31,244	30,735

Gross profit	30,255	29,439	59,280	57,365
Operating expenses:
Research and development (1)	11,359	12,034	22,991	22,191
Sales and marketing (1)	15,795	15,078	31,375	29,379
General and administrative (1)	3,768	3,747	7,669	7,120

Total operating expenses	30,922	30,859	62,035	58,690

Loss from operations	(667)	(1,420)	(2,755)	(1,325)
Interest and other income, net	22	125	398	878

Loss before provision for income taxes	(645)	(1,295)	(2,357)	(447)
Income tax (provision) benefit	(113)	104	(200)	(66)

Net loss	$(758)	$(1,191)	$(2,557)	$(513)

Net loss per common share, basic and diluted	$(0.01)	$(0.02)	$(0.04)	$(0.01)

Shares used to compute net loss per common share:
Basic and diluted	61,745	60,608	61,503	60,421

(1) Includes stock-based compensation as follows:
Cost of revenues	$100	$66	$181	$114
Research and development	762	551	1,403	1,004
Sales and marketing	929	722	1,606	1,277
General and administrative	588	372	1,029	603

3PAR Inc.

Condensed Consolidated Statement of Operations

(GAAP to non-GAAP reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
GAAP operating loss	$(667)	$(1,420)	$(2,755)	$(1,325)
Plus:
Stock-based compensation	2,379	1,711	4,219	2,998

Non-GAAP operating income	$1,712	$291	$1,464	$1,673

GAAP net loss	$(758)	$(1,191)	$(2,557)	$(513)
Plus:
Stock-based compensation	2,379	1,711	4,219	2,998

Non-GAAP net income	$1,621	$520	$1,662	$2,485

GAAP net loss per common share, basic and diluted	$(0.01)	$(0.02)	$(0.04)	$(0.01)
Plus:
Stock-based compensation	$0.04	$0.03	$0.07	$0.05

Non-GAAP net income per common share, basic	$0.03	$0.01	$0.03	$0.04

Non-GAAP net income per common share, diluted	$0.03	$0.01	$0.03	$0.04

Shares used in computing basic non-GAAP net income per common share	61,745	60,608	61,503	60,421

Shares used in computing diluted non-GAAP net income per common share	64,104	63,582	64,003	63,539